UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 10, 2026
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 15, 2026 (the “Closing Date”), Resources Connection, Inc. (the “Company”), Resources Connection LLC, and the Company’s other domestic subsidiaries entered into a Revolving Credit, Guaranty and Security Agreement (the “Credit Facility”) with the financial institutions party thereto (the “Lenders”), and PNC Bank, National Association, as agent for the Lenders. The Credit Facility provides for secured revolving loans, available in an amount up to the lesser of $30 million and a borrowing base formula tied to eligible receivables and eligible unbilled receivables and subject to established reserves, which includes a $5 million sublimit for the issuance of standby letters of credit and a $15 million sublimit for swing loans. The Credit Facility also includes an uncommitted option at any time prior to the third anniversary of the Closing Date to increase the amount of the revolving loans up to an additional $20 million; provided that the Company may not increase the Credit Facility more than two times during the term of the Credit Facility. The proceeds of the Credit Facility may be used to pay fees and expenses in connection with the transaction, provide for the Company’s working capital needs and reimburse drawings under letters of credit, finance a portion of future capital expenditures, and finance permitted dividends and distributions. The Credit Facility is scheduled to mature July 15, 2031.

The obligations under the Credit Facility are secured by substantially all assets of the Company and the Company’s domestic subsidiaries.

Borrowings under the Credit Facility will bear interest at a rate per annum of either, at the Company’s election, (i) Term SOFR (as defined in the Credit Facility) plus a margin ranging from 1.75% to 2.25% or (ii) the Alternate Base Rate (as defined in the Credit Facility), plus a margin of 0.75% to 1.25%, in either case, with the applicable margin depending on the Company’s Consolidated EBITDA (as defined in the Credit Facility). The Company is also obligated to pay other customary facility fees for a credit facility of this size and type.

The Credit Facility contains customary covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to incur liens, incur indebtedness, make certain dividends and distributions, merge or consolidate and make dispositions of assets and financial covenants to maintain a certain fixed charge coverage ratio and a certain minimum liquidity. Upon the occurrence of an event of default under the Credit Facility, the lenders may cease making loans, terminate the Credit Facility, and declare all amounts outstanding to be immediately due and payable. The Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

The foregoing description of the Credit Facility is subject to, and qualified in its entirety by, the full text of the Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.     Termination of Material Definitive Agreement.

In anticipation of the entry into the Credit Facility, on July 13, 2026 the Company terminated that certain Credit Agreement, dated as of July 2, 2025, by and among, the Company, Resources Connection LLC, the Company’s other domestic subsidiaries, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, the “2025 Credit Agreement”). The material terms of the 2025 Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 7, 2025.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2026, the Board of Directors (the “Board”) of the Company completed a process to reclassify the membership of the Board’s three Director classes in order to achieve a more equal apportionment of membership among the three

Director classes. Accordingly, effective July 10, 2026, Roger Carlile, a member of the Board, resigned from his position as a Class III Director (with a term expiring at the Company’s 2027 Annual Meeting of Stockholders), subject to and conditioned upon his immediate reappointment as a Class II Director (with a term expiring at the Company’s 2026 Annual Meeting of Stockholders). The Board accepted Mr. Carlile’s resignation and immediately reappointed him as a Class II Director with a term expiring at the 2026 Annual Meeting of Stockholders. It is anticipated that Mr. Carlile will be re-nominated for election as a Class II Director at the 2026 Annual Meeting of Stockholders, with a term expiring at the 2029 Annual Meeting of Stockholders. The resignation and reappointment of Mr. Carlile was effected solely for the purpose of achieving a more equal apportionment of membership among the Board’s three classes of Directors, and for all other purposes, Mr. Carlile’s service on the Board is deemed to have continued uninterrupted.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1
Revolving Credit, Guaranty and Security Agreement, dated as of July 15, 2026, by and among, Resources Connection, Inc. and Resources Connection LLC, as borrowers, Veracity Consulting Group, LLC and Reference Point LLC, as guarantors, the financial institutions party thereto as lenders, and PNC Bank, National Association, as agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: July 16, 2026	By:	/s/ JENNIFER Y. RYU
Jennifer Y. Ryu
Executive Vice President and Chief Financial Officer